EXHIBIT 10.9
SYNOPSYS, INC.
2017 NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN

RESTRICTED STOCK GRANT NOTICE AND AWARD AGREEMENT
([INITIAL] [ANNUAL OR INTERIM] AWARD)

Pursuant to its 2017 Non-Employee Directors Equity Incentive Plan (the “Plan”), Synopsys, Inc. (the “Corporation”) has granted you (the “Eligible Director” or “you”) the right to acquire the number of shares of the Corporation’s Common Stock set forth below (“Award”). The Award is subject to the terms and conditions as set forth in this Restricted Stock Grant Notice and Award Agreement (this “Agreement”) and the Plan, which is incorporated by reference herein in its entirety. If there is any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control.

Eligible Director:
Grant Number:
Date of Grant:
Number of Shares Subject to Award:

Vesting Schedule:

[Vesting schedule to be inserted]

Additional Terms/Acknowledgments: The undersigned Eligible Director acknowledges receipt of, and understands and agrees to, this Agreement, the Plan, the related Plan prospectus and the Corporation’s Insider Trading Policy. Eligible Director further acknowledges that as of the Date of Grant, this Agreement and the Plan set forth the entire understanding between Eligible Director and the Corporation regarding the acquisition of stock in the Corporation pursuant to the Award specified above and supersede all prior oral and written agreements on that subject.

Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of the Award are as follows:

1.    ACQUISITION OF SHARES. By signing this Agreement, you hereby agree to acquire from the Corporation, and the Corporation hereby agrees to issue to you, the aggregate number of shares of Common Stock specified on the first page of this Agreement for the consideration set forth in Section 3 and subject to all of the terms and conditions of the Award and the Plan. You may not acquire less than the aggregate number of shares specified in this Agreement.

2.    CLOSING. Your acquisition of the shares shall be consummated as follows:

(a)    You will acquire the shares, subject to your signing this Agreement in the manner required by the Corporation and delivering a copy to the Corporation’s Shareholder Services department, or to such other person as the Corporation may designate, during regular business hours, on the Date of Grant (the “Closing Date”) along with any consideration, other than your past or future services, required to be delivered by you by law on the Closing Date pursuant to Section 3 and such additional documents as the Corporation may then require.

(b)    The Corporation will direct the transfer agent for the Corporation to deliver to the Escrow Agent pursuant to the terms of Section 9, below, the certificate or certificates evidencing the shares of Common Stock being acquired by you. You acknowledge and agree that any such shares may be held in book entry form directly registered with the transfer agent or in such other form as the Corporation may determine.
(c)    In the event of the termination of your Board service prior to the Closing Date (other than as a result of a Change in Control), the closing contemplated in this Agreement shall not occur.
3.    CONSIDERATION. Unless otherwise required by law and/or the Plan, the shares of Common Stock to be delivered to you on the Closing Date shall be deemed paid, in whole or in part in exchange for past and future services to be rendered to the Corporation in the amounts and to the extent required by law.

4.    VESTING. Subject to the limitations contained herein, the shares you acquire will vest as follows:

(a)    The shares will vest as provided in the Vesting Schedule set forth in this Agreement, provided that vesting will cease upon the termination of your Board service, subject to Section 4(b) below.

(b)    In the event of your death or Permanent Disability during the period of your Board service, the shares will vest in that number of additional shares of Common Stock subject to the Award (if any) in which you would have vested had you continued in Board service until the next Annual Meeting.

(c)    Shares acquired by you that have vested in accordance with the Vesting Schedule set forth in this Agreement and this Section 4 are “Vested Shares.” Shares (and any cash, property or other securities held in respect of such Shares) acquired by you pursuant to this Agreement that are not Vested Shares are “Unvested Shares.”

5.    CAPITALIZATION CHANGES. The number of shares of Common Stock subject to the Award and referenced in this Agreement shall be adjusted from time to time for changes in capitalization pursuant to Section IV.C of the Plan.

6.    SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not acquire any shares of Common Stock under the Award unless the shares of Common Stock issuable upon such acquisition are then registered under the Securities Act of 1933, as amended (the “Securities Act”) or, if such shares of Common Stock are not then so registered, the Corporation has determined that such acquisition would be exempt from the registration requirements of the Securities Act. The acquisition of shares under the Award also must comply with other applicable laws and regulations governing the Award, and you may not acquire such shares if the Corporation determines that such acquisition would not be in material compliance with such laws and regulations.

7.    RIGHT OF REACQUISITION. In the event you cease your Board service, the Corporation shall automatically reacquire (the “Reacquisition Right”) for no consideration all of the Unvested Shares, as of the date of such termination, unless the Corporation agrees to waive its Reacquisition Right as to some or all of the Unvested Shares. Any such waiver shall be exercised by the Corporation by written notice to you or your representative (with a copy to the Escrow Agent, as defined below) within ninety (90) days after the termination of your Board service, and the Escrow Agent may then release to you the number of Unvested Shares not being reacquired by the Corporation. If the Corporation does not waive its reacquisition right as to all of the Unvested Shares, then upon such termination of your Board service, the Escrow Agent shall transfer to the Corporation the number of

Unvested Shares the Corporation is reacquiring. The Reacquisition Right shall expire when all of the shares have become Vested Shares in accordance with Section 4.

8.    CERTAIN CORPORATE TRANSACTIONS. In the event of a Corporate Transaction as defined in the Plan, the Reacquisition Right may be assigned by the Corporation to the successor of the Corporation (or such successor’s parent Corporation), if any, in connection with such transaction. To the extent the Reacquisition Right remains in effect following such transaction, it shall apply to the new capital stock, cash or other property received in exchange for the Common Stock in consummation of the transaction, but only to the extent the Common Stock was at the time covered by such right.

9.    ESCROW OF UNVESTED COMMON STOCK. As security for your faithful performance of the terms of this Agreement and to ensure the availability for delivery of your Common Stock upon execution of the Reacquisition Right provided in Section 7 above, you agree to the following “Joint Escrow” and “Joint Escrow Instructions,” and you and the Corporation hereby authorize and direct the Corporate Secretary of the Corporation or the Corporate Secretary’s designee (“Escrow Agent”) to hold the documents delivered to Escrow Agent pursuant to the terms of this Agreement in accordance with the following Joint Escrow Instructions:

(a)    In the event you cease your Board service, the Corporation shall pursuant to the Reacquisition Right in Section 7, above, automatically reacquire for no consideration all Unvested Shares, within the meaning of Section 4, above, as of the date of such termination, unless the Corporation elects to waive such right as to some or all of the Unvested Shares. If the Corporation (or its assignee) elects to waive the Reacquisition Right, the Corporation or its assignee will give you and Escrow Agent a written notice specifying the number of shares of stock not to be reacquired. You and the Corporation hereby irrevocably authorize and direct Escrow Agent to close the transaction contemplated by such notice as soon as practicable following the date of termination of service in accordance with the terms of this Agreement and the notice of waiver, if any.

(b)    Vested Shares shall be delivered to you upon your request given in the manner provided in Section 19 for providing notices.

(c)    At any closing involving the transfer or delivery of some or all of the property subject to this Agreement, Escrow Agent is directed (i) to date any stock assignments necessary for the transfer in question, (ii) to fill in the number of shares being transferred, and (iii) to deliver same, together with the certificate, if any, evidencing the shares of Common Stock to be transferred, to you or the Corporation, as applicable.

(d)    You irrevocably authorize the Corporation to deposit with Escrow Agent the certificates, if any, evidencing shares of Common Stock to be held by Escrow Agent hereunder and any additions and substitutions to said shares as specified in this Agreement. You do hereby irrevocably constitute and appoint Escrow Agent as your attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

(e)    This escrow shall terminate upon the expiration or application in full of the Reacquisition Right, whichever occurs first, and the completion of the tasks contemplated by these Joint Escrow Instructions.

(f)    If at the time of termination of this escrow, should Escrow Agent have in its possession any documents, securities, or other property belonging to you, Escrow Agent shall deliver all of same to you and shall be discharged of all further obligations hereunder.

(g)    Except as otherwise provided in these Joint Escrow Instructions, Escrow Agent’s duties hereunder may be altered, amended, modified, or revoked only by a writing signed by all of the parties hereto.

(h)    Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by Escrow Agent to be genuine and to have been signed or presented by the proper party or parties or their assignees. Escrow Agent shall not be personally liable for any act Escrow Agent may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for you while acting in good faith and any act done or omitted by Escrow Agent pursuant to the advice of Escrow Agent’s own attorneys shall be conclusive evidence of such good faith.

(i)    Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments, or decrees of any court. In case Escrow Agent obeys or complies with any such order, judgment, or decree of any court, Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm, or corporation by reason of such compliance, notwithstanding any such order, judgment, or decree being subsequently reversed, modified, annulled, set aside, vacated, or found to have been entered without jurisdiction.

(j)    Escrow Agent shall not be liable in any respect on account of the identity, authority, or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

(k)    Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with Escrow Agent.

(l)    Escrow Agent’s responsibilities as Escrow Agent hereunder shall terminate if Escrow Agent shall cease to be the Secretary of the Corporation or if Escrow Agent shall resign by written notice to each party. In the event of any such termination, the Corporation may appoint any officer or assistant officer of the Corporation or other person who in the future assumes the position of Secretary for the Corporation as successor Escrow Agent and you hereby confirm the appointment of such successor or successors as your attorney-in-fact and agent to the full extent of such successor Escrow Agent’s appointment.

(m)    If Escrow Agent reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

(n)    It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, Escrow Agent is authorized and directed to retain in its possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.

(o)    By signing this Agreement below Escrow Agent becomes a party hereto only for the purpose of said Joint Escrow Instructions in this Section 9; Escrow Agent does not become a party to any other rights and obligations of this Agreement apart from those in this Section 9.

(p)    Escrow Agent shall be entitled to employ such legal counsel and other experts as Escrow Agent may deem necessary properly to advise Escrow Agent in connection with Escrow Agent’s obligations hereunder. Escrow Agent may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Corporation shall be responsible for all fees generated by such legal counsel in connection with Escrow Agent’s obligations hereunder.

(q)    These Joint Escrow Instructions set forth in this Section 9 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to “Escrow Agent” or “Escrow Agent’s” herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Corporation may at any time or from time to time assign its rights under this Agreement and these Joint Escrow Instructions in whole or in part.

10.    IRREVOCABLE POWER OF ATTORNEY. You constitute and appoint the Corporation’s Secretary as attorney-in-fact and agent to transfer said Common Stock on the books of the Corporation with full power of substitution in the premises, and to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated. This is a special power of attorney coupled with an interest (specifically, the Corporation’s underlying security interest in retaining the shares of Common Stock in the event you do not perform the associated services for the Corporation), and is irrevocable and shall survive your death or legal incapacity. This power of attorney is limited to the matters specified in this Agreement.

11.    RIGHTS AS STOCKHOLDER. Subject to the provisions of this Agreement, you shall have the right to exercise all rights and privileges of a stockholder of the Corporation with respect to the shares deposited in the Joint Escrow. You shall be deemed to be the holder of the shares for purposes of receiving any dividends that may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of the shares are Unvested Shares. For clarity, dividends paid in respect of Unvested Shares are subject to the same vesting schedule as applies to the related Unvested Shares.

12.    LIMITATIONS ON TRANSFER OF THE COMMON STOCK. In addition to any other limitation on transfer created by applicable securities laws, you shall not sell, assign, hypothecate, donate, encumber, or otherwise dispose of any interest in the Common Stock while such shares of Common Stock are Unvested Shares or continue to be held in the Joint Escrow; provided, however, that an interest in such shares may be transferred pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended (the “Code”) or Title I of the Employee Retirement Income Security Act. Before any Common Stock has been released from the Joint Escrow, you shall not sell, assign, hypothecate, donate, encumber, or otherwise dispose of any interest in the Common Stock except in compliance with the provisions herein and applicable securities laws.

13.    RESTRICTIVE LEGENDS. Any certificates representing the Common Stock shall have endorsed thereon appropriate legends as determined by the Corporation.

14.    NON-TRANSFERABILITY OF THE ANNUAL AWARD. The Award (except for Vested Shares issued pursuant thereto) is not transferable except by will or by the laws of descent and distribution or as otherwise set forth in Section 12 above.

15.    ANNUAL AWARD NOT A SERVICE CONTRACT. The Award is not an employment or service contract, and nothing in the Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Corporation. In addition, nothing in the Award shall obligate the Corporation, its respective stockholders, or the Board to continue any relationship that you might have as an Eligible Director.

16.    TAXES. You acknowledge that the ultimate liability for any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding due in connection with the Award (“Tax-Related Items”) legally due by you is and remains your responsibility and that the Corporation (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant, vesting or delivery of shares under the Award, the subsequent sale of shares acquired pursuant to the Award and the receipt of any dividends; and (2) does not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items.

17.    TAX CONSEQUENCES. You agree to review with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You shall rely solely on such advisors and not on any statements or representations of the Corporation or any of its agents. You understand that you (and not the Corporation) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. You understand that Section 83 of the Code taxes as ordinary income to you the fair market value of the shares of Common Stock as of the date any restrictions on the shares lapse (that is, as of the date on which part or all of the shares vest). In this context, “restriction” includes the right of the Corporation to reacquire the shares pursuant to its Reacquisition Right. You understand that you may elect to be taxed on the fair market value of the shares at the time the shares are acquired rather than when and as the Corporation’s Reacquisition Right expires by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Date of Grant. YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE CORPORATION’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THE FILING ON YOUR BEHALF. You further acknowledge that you are aware that should you file an election under Section 83(b) of the Code and then subsequently forfeit the shares, you will not be able to report as a loss the value of any shares forfeited and will not get a refund of any of the tax paid.

18.    DATA PRIVACY.
(a)    You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Corporation for the exclusive purpose of implementing, administering and managing your participation in the Plan.
(b)    You understand that the Corporation holds certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, compensation, nationality, job title, any shares of stock or directorships held in Corporation, details of all awards or any other entitlement to shares of stock awarded, canceled, settled, vested, unvested or outstanding in your favor (the “Personal Data”), for the purpose of implementing, administering and managing the Plan. You understand that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the Corporation’s Corporate Secretary. You authorize the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom you may elect to deposit any shares of stock acquired upon vesting of the Award. You understand that Personal Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view the Personal Data, request additional information about the storage and processing of the Personal Data, request any necessary amendments to the Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Corporation’s Corporate

Secretary. You understand, however, that refusing or withdrawing your consent may affect your ability to hold the Award and participate in the Plan.
19.    NOTICES. Any notice or request required or permitted under this Agreement or the Plan shall be given in writing to each of the other parties hereto and shall be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, or (ii) the date that electronic notice is sent by you or the Corporation (as applicable), in the case of notices provided by electronic means, or (iii) the date that is five (5) days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed at the following addresses, or at such other address(es) as a party may designate by ten (10) days’ advance written notice to each of the other parties hereto:

CORPORATION:	Synopsys, Inc.
690 East Middlefield Road
Mountain View, California 94043
Attn: Shareholder Services

YOU:	Your address as on file with the Corporation at the time notice is given

ESCROW AGENT:	Corporate Secretary
Synopsys, Inc.
690 East Middlefield Road
Mountain View, California 94043

20.    MISCELLANEOUS.

(a)The rights and obligations of the Corporation under this Agreement shall be transferable by the Corporation to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Corporation’s successors and assigns. Your rights and obligations under the Award may be assigned only with the prior written consent of the Corporation.
(b)    All obligations of the Corporation under the Plan and this Agreement shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.
(c)    You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Corporation to carry out the purposes or intent of the Award.
(d)    You acknowledge and agree that you have reviewed this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting the Award and fully understand all provisions of the Award.
(e)    This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.    AMENDMENT. This Agreement may be amended solely by the Corporation by a writing (including an electronic writing) which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment impairing your rights hereunder may be made without your written consent. Without limiting the foregoing, the Corporation reserves the right to change, by written notice (including via electronic delivery) to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.
22.    GOVERNING PLAN DOCUMENT. The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Award and those of the Plan, the provisions of the Plan shall control. The Corporation shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board shall be final and binding upon you, the Corporation, and all other interested persons. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

23.    CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of California without regard to such state’s conflicts of laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara, California, or the federal courts for the United States for the Northern District of California.
24.    SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
25.    OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a prospectus providing the information required by Rule 428(b)(1) promulgated under the Securities Act.

26.    ELECTRONIC DELIVERY. The Corporation may, in its sole discretion, decide to deliver any documents related to the Award granted hereunder or to participation in the Plan (or future restricted stock units or other equity awards that may be granted under the Plan) by electronic means (including by filing documents publicly with the Securities and Exchange Commission at www.sec.gov or any successor website thereto) or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation.
* * * * *

Your signature below or online acceptance (where permitted) indicates that you have read this Agreement and agree to be bound by the terms and conditions of the Plan and this Agreement.

SYNOPSYS, INC.	ELIGIBLE DIRECTOR
By:	By:
Name: Title: General Counsel and Corporate Secretary Date: <<Grant Date>>	<<Name>> Date: _______________

* * * * *

The Escrow Agent hereby acknowledges and accepts its rights and responsibilities pursuant to Section 9, above.

ESCROW AGENT:

By:
Name:
Title: